                                                                  Rule 424(b)(3)
                                                              Reg. No. 333-63162

                              MEDIX RESOURCES, INC.
                            SUPPLEMENT TO PROSPECTUS
                              DATED AUGUST 6, 2001

     On August 14, 2001,  the Company  filed a Form 10-Q for its second  quarter ending June 30, 2001.  A copy of the Form 10-Q can be obtained  from the Company or from the SEC, and should be delivered with the  Prospectus.  Our net loss for the quarter was ($1,635,000), and at June 30, 2001 we had an accumulated deficit of ($27,317,000 ) and a working capital deficit of ($1,347,000).

     29,703  shares  of our  common  stock  registered  in the name of  Dutchess
Advisors Limited under the caption "Selling Shareholders" in the Prospectus have been  transferred to Dutchess  Private  Equities  Fund,  L.P., and from the date hereof  the  number  of  shares  listed  under  such  caption  for such  selling shareholders  shall be  deemed  to be:  Dutchess  Private  Equities  Fund,  L.P,
1,529,703 shares, and Dutchess Advisors Limited, 570,297 shares.

     On August 13, 2001, our initial  draw-down  under the Equity Line of Credit
Agreement for the amount of $196,350.00 was closed. In connection therewith,  we issued 229,500  shares to Cornell  Capital  Partner,  L.P., and 25,500 shares to
Dutchess Private Equities Fund, L.P.

                 The date of this Supplement is August 14, 2001